EXHIBIT 99.1


FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
May 26, 2004                                        fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


    TOLL BROTHERS' RECORD 2ND QTR 2004 NET INCOME RISES 37% TO $72.4 MILLION
    ------------------------------------------------------------------------
                 RECORD 2ND QTR EPS RISES 24% TO $0.89 PER SHARE
                 -----------------------------------------------
               RECORD 2ND QTR REVENUES GROW 35% TO $819.5 MILLION
               --------------------------------------------------
                RECORD 2ND QTR CONTRACTS GROW 73% TO $1.6 BILLION
                -------------------------------------------------
            RECORD 2ND QTR-END BACKLOG INCREASES 69% TO $3.7 BILLION
            --------------------------------------------------------

Huntingdon Valley, PA, May 26, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record second quarter and six-month results for net income, revenues, contracts and backlog for the period ended April 30, 2004. The Company's contracts and backlog were the highest for any quarter in its history, and its net income and revenues set second quarter records.

Robert I. Toll, chairman and chief executive officer, stated: "Demand remains tremendous. We don't expect much impact from interest rate fluctuations because we believe the strengthening economy and job growth will outweigh the effects of rising interest rates. In 1995 mortgage rates peaked at 9.4%, in 1997 at 8.1%, and in 2000 at 8.75%; business was excellent in all of those periods. Today's rates are lower than they were through the entire 1990's, which was a very strong decade for home building."

"Our record quarter-end backlog of $3.74 billion contains most of our projected revenues through second quarter 2005. And in May we've enjoyed record traffic and deposits, which means we are already beginning to sign contracts for Toll Brothers homes to be delivered in the third quarter of 2005. Therefore, we believe we will achieve record results in 2004 and 2005."

"We are building upon our well-established brand name in move-up, empty-nester and master planned resort-style communities by diversifying into other upscale product lines. We have established a strong presence in the luxury active-adult market and are rapidly expanding our offerings of low-, mid- and high-rise communities in urban and suburban infill locations. By broadening our offerings within the luxury market we are increasing our opportunities for growth and profit."

"This quarter we increased the lots we control to 58,000, a five- to six-year supply based on our current pace of growth. With increasing lot shortages, growing numbers of affluent households, and maturing baby boomers entering their peak earning years, we believe our land position and ability to expand our land supply in lot-constrained affluent markets positions us for sustainable long-term growth."

Toll Brothers' financial highlights for the period ended April 30, 2004 (unaudited):

o FY 2004's second quarter net income of $72.4 million ($0.89 per share diluted) grew 37% versus FY 2003's record second quarter net income of $52.9 million ($0.72 per share diluted). FY 2004's six-month net income of $122.5 million ($1.51 per share diluted) grew 25% versus FY 2003's record six-month net income of $98.3 million ($1.33 per share diluted). Toll Brothers' second quarter and six-month 2004 results included a previously announced $0.06 per share after tax expense due to early retirement of $170 million of 8 1/8% senior subordinated notes due 2009 in the second quarter. FY 2003's six-month results included a similar expense of $0.03 per share for early retirement of debt in the first quarter of FY 2003.

o FY 2004's second quarter revenues of $819.5 million rose 35% versus FY 2003's second quarter revenues of $607.9 million, the previous second quarter record. FY 2004 second quarter home building revenues of $814.3 million (1,463 homes) increased 35% versus FY 2003's second quarter home building revenues of $601.0 million (1,109 homes), the previous second quarter record. Revenues from land sales totaled $2.0 million for FY 2004's second quarter compared to $4.0 million in FY 2003's second quarter.

o FY 2004's six-month revenues of $1.42 billion rose 20% versus FY 2003's six-month revenues of $1.18 billion, the previous record. FY 2004's six-month home building revenues of $1.40 billion (2,548 homes) increased 21% versus FY 2003's six-month home building revenues of $1.16 billion (2,145 homes), the previous record. FY 2004 revenues from land sales for the six-month period totaled $8.0 million compared to $13.4 million in the same period in FY 2003.

o The Company's FY 2004 second quarter contracts of $1.60 billion (2,600 homes), the highest for any quarter in its history, grew by 73% versus FY 2003's second quarter contracts of $926.5 million (1,667 homes), the previous second quarter record.

o FY 2004's six-month contracts of $2.51 billion (4,117 homes) grew by 66% versus FY 2003's six-month total of $1.51 billion (2,733 homes), the previous record.

o FY 2004's second quarter-end backlog of $3.74 billion (6,225 homes), the highest in the Company's history, increased 69% versus FY 2003's record second quarter-end backlog of $2.21 billion (3,937 homes).

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 26, 2004, to discuss these results and our outlook for the remainder of fiscal 2004. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay, which will follow and continue through July 31, 2004.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential resort-style golf communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.
                                                --------------------

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                    TOLL BROTHERS, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                           (Amounts in thousands)

                                                                                  April 30,     October 31,
                                                                                    2004          2003
                                                                                 ----------     ----------
ASSETS                                                                           (Unaudited)
Cash and cash equivalents                                                        $  287,505     $  425,251
Inventory                                                                         3,578,025      3,080,349
Property, construction and office equipment, net                                     46,035         43,711
Receivables, prepaid expenses and other assets                                      132,131        113,633
Mortgage loans receivable                                                            78,044         57,500
Customer deposits held in escrow                                                     49,320         31,547
Investments in and advances to
  unconsolidated entities                                                            68,486         35,400
                                                                                 ----------     ----------
                                                                                 $4,239,546     $3,787,391
                                                                                 ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Loans payable                                                                    $  294,326     $  281,697
Senior notes                                                                        845,387        546,669
Subordinated notes                                                                  450,000        620,000
Mortgage company warehouse loan                                                      69,294         49,939
Customer deposits                                                                   253,215        176,710
Accounts payable                                                                    175,167        151,730
Accrued expenses                                                                    376,094        346,944
Income taxes payable                                                                142,495        137,074
                                                                                 ----------     ----------
                  Total liabilities                                               2,605,978      2,310,763
                                                                                 ----------     ----------

Stockholders' equity:
Preferred stock, none issued
Common stock                                                                            770            770
Additional paid-in capital                                                          204,227        190,596
Retained earnings                                                                 1,484,141      1,361,619
Treasury stock                                                                      (55,570)       (76,357)
                                                                                 ----------     ----------
                  Total stockholders' equity                                      1,633,568      1,476,628
                                                                                 ----------     ----------
                                                                                 $4,239,546     $3,787,391
                                                                                 ==========     ==========

                                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  (UNAUDITED)

                                                     Six months ended                   Three months ended
                                                         April 30,                           April 30,
                                              ------------------------------         -------------------------
                                                 2004                2003              2004            2003
                                              ------------------------------         -------------------------
Revenues:
     Housing sales                            $1,403,886          $1,158,863         $814,309         $600,977
     Land sales                                    7,998              13,387            2,011            3,953
     Equity earnings (loss)
       from unconsolidated
       entities                                    1,394                 145              729             (108)
     Interest and other                            4,119               5,797            2,436            3,110
                                              ------------------------------         -------------------------
                                               1,417,397           1,178,192          819,485          607,932
                                              ------------------------------         -------------------------

Costs and expenses:
     Housing sales                             1,007,051             842,406          584,623          437,234
     Land sales                                    6,806              10,717            1,503            3,103
     Selling, general and
       administrative expenses                   166,547             133,138           89,894           67,515
     Interest                                     35,754              32,505           21,196           16,464
     Expenses related to early
       retirement of debt                          7,748               3,890            7,748
                                              ------------------------------         -------------------------
                                               1,223,906           1,022,656          704,964          524,316
                                              ------------------------------         -------------------------

Income before income taxes                       193,491             155,536          114,521           83,616
Income taxes                                      70,969              57,257           42,083           30,751
                                              ------------------------------         -------------------------
Net income                                    $  122,522          $   98,279         $ 72,438         $ 52,865
                                              ==============================         =========================

Earnings per share:
     Basic                                    $     1.65          $     1.40         $   0.97         $   0.76
     Diluted                                  $     1.51          $     1.33         $   0.89         $   0.72

Weighted average number
     of shares:
     Basic                                        74,123              70,133           74,406           69,859
     Diluted                                      81,123              73,955           81,426           73,601


Additional information:
     Interest incurred                        $   56,505          $   51,031         $ 28,265         $ 25,249
     Depreciation and
       amortization                           $    7,336          $    5,928         $  3,773         $  2,883

PERIOD ENDING APRIL 30:

                                                               UNITS                         $ (MILL)
                                                      2ND QTR.        2ND QTR.        2ND QTR.       2ND QTR.
CLOSINGS                                                2004            2003           2004            2003
---------------------------                          ---------       ---------       ---------       --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 216             164            124.8           96.0
MID-ATLANTIC
(DE, MD, PA, VA)                                         534             389            274.1          189.3
MID-WEST (IL, MI, OH)                                     99              79             58.6           42.8
SOUTHEAST FL, NC, SC, TN)                                192             182             91.5           76.6
SOUTHWEST (AZ, CO, NV, TX)                               190             170            107.4           86.4
WEST COAST (CA)                                          232             125            157.9          109.9
                                                       -----           -----          -------        -------
         TOTAL                                         1,463           1,109            814.3          601.0

CONTRACTS (1)
---------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 282             316            162.5          176.1
MID-ATLANTIC
(DE, MD, PA, VA)                                         911             648            515.8          314.9
MID-WEST (IL, MI, OH)                                    192             126            113.9           66.6
SOUTHEAST (FL, NC, SC, TN)                               268             159            131.3           83.8
SOUTHWEST (AZ, CO, NV, TX)                               425             204            248.3          125.1
WEST COAST (CA)                                          522             214            429.8          160.0
                                                       -----           -----          -------        -------
         TOTAL                                         2,600           1,667          1,601.6          926.5

BACKLOG (1)
---------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                               1,037             785            590.4          454.5
MID-ATLANTIC
(DE, MD, PA, VA)                                       2,173           1,449          1,161.2          709.9
MID-WEST (IL, MI, OH)                                    444             327            252.2          177.5
SOUTHEAST (FL, NC, SC, TN)                               540             313            289.9          194.1
SOUTHWEST (AZ, CO, NV, TX)                             1,028             618            599.5          336.5
WEST COAST (CA)                                        1,003             445            842.2          342.3
                                                       -----           -----          -------        -------
         TOTAL                                         6,225           3,937          3,735.4        2,214.8

PERIOD ENDING APRIL 30:

                                                               UNITS                        $ (MILL)
                                                     6 MONTHS        6 MONTHS       6 MONTHS        6 MONTHS
CLOSINGS                                               2004            2003           2004            2003
----------------------------                         --------        --------       ---------       ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 399            332            229.4           195.2
MID-ATLANTIC
(PA, DE, MD, VA)                                         939            768            475.5           371.8
MID-WEST (IL, MI, OH)                                    171            166             99.6            86.3
SOUTHEAST (FL, NC, SC, TN)                               313            345            145.1           149.9
SOUTHWEST (AZ, CO, NV, TX)                               339            300            189.2           153.8
WEST COAST (CA)                                          387            234            265.1           201.9
         TOTAL                                         2,548          2,145          1,403.9         1,158.9

CONTRACTS (1)
----------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 504            457            300.3           265.0
MID-ATLANTIC
(PA, DE, MD, VA)                                       1,438          1,083            799.6           534.3
MID-WEST (IL, MI, OH)                                    317            220            187.2           116.4
SOUTHEAST (FL, NC, SC, TN)                               442            274            216.8           139.5
SOUTHWEST (AZ, CO, NV, TX)                               658            382            391.8           221.7
WEST COAST (CA)                                          758            317            610.3           235.8
         TOTAL                                         4,117          2,733          2,506.0         1,512.7


(1)Contracts for the three-month and six-month periods ended April 30, 2004 included $1.6 million (5 homes) and $3.2 million (10 homes), respectively, from an unconsolidated 50% owned joint venture. Contracts for the three-month and six-month periods ended April 30, 2003 included $2.4 million (8 homes) and $5.5 million (18 homes), respectively, from this joint venture. Backlog as of April 30, 2004 and 2003 included $4.5 million (14 homes) and $7.7 million (25 homes), respectively, from this joint venture.